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                                                                    Exhibit 23.5

                     [LETTERHEAD OF PINCOCK, ALLEN & HOLT]


                        CONSENT OF PINCOCK, ALLEN & HOLT


    The undersigned, Pincock, Allen & Holt, hereby states as follows:

    Our firm assisted with technical studies, completed in 2003
(collectively, the "2003 Technical Studies"), concerning mineralized material contained in the Guadalupe de los Reyes and Yellow Pine properties, for Vista Gold Corp. (the "Company"), portions of which are summarized under the captions "Item 2. Properties -- Guadalupe de los Reyes -- Geology" and "Item 2. Properties -- Yellow Pine -- Geology" in this Annual Report on Form 10-K for the year ended December 31, 2003 (the "Form 10-K").

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384 and 333-104443) and in the
related Prospectuses, and in the Registration Statement on Form S-8 (No. 333-105621) of the Company of the summary information concerning the 2003 Technical Studies, including the references to our firm included with such information, as set forth above in the Form 10-K.



                                           Pincock, Allen & Holt


                                           By: /s/ Raul H. Borrastero
                                               ---------------------------------
                                               Name:  Raul H. Borrastero, C.P.G.
                                               Title: Senior Geologist

Date: March 22, 2004